Exhibit 10.5

FIRST AMENDMENT TO

FIRST MICHIGAN BANCORP, INC.

EQUITY INCENTIVE PLAN

April 30, 2010

This First Amendment to the First Michigan Bancorp Equity Incentive Plan (the “Amendment”) is effective as of April 30, 2010.  All capitalized terms used, but not defined, in this Amendment have the same meanings as in the First Michigan Bancorp, Inc. Equity Incentive Plan (the “Plan”).

Recitals

The Plan has been approved and adopted by the board of directors and shareholders of the Company.

Pursuant to Section 11.01 of the Plan, the board of directors of the Company has adopted this Amendment to the Plan as of April 30, 2010.

Amendments

The Plan is hereby amended as follows:

1.             Section 2.07 of the Plan is hereby deleted and replaced with the following:

2.07        Change of Control Event means: (a) a sale of all or substantially all of the Company’s assets (whether by merger, consolidation or otherwise), or (b) any other transaction in which all of the stockholders of the Company sell or dispose of their Shares in the Company, other than any such transaction described in clause (a) or (b) in which the stockholders of the Company immediately prior to such transaction possess, directly or indirectly, 50% or more of the total voting power of the Company or other surviving, acquiring or controlling entity immediately following such transaction. Notwithstanding the foregoing, the Contemplated Private Placements shall not be deemed to be a Change of Control Event.

2.             Section 2.16 of the Plan is hereby deleted and replaced with the following:

2.16        Contemplated Private Placements means the contemplated private placements of shares of the Company’s common stock to be offered and sold after the date of this Amendment for the primary purpose of raising capital to acquire branches, loans and other assets of financial institutions and in which the Company offers a preemptive right to certain of its shareholders pursuant to such investors’ Stock Subscription Agreements. The Contemplated Private Placements shall have an aggregate offering amount not greater than $200,000,000.

3.             The following Sections 2.24 and 2.25 are hereby added to the Plan:

2.24        FDIC Warrant means the Warrant to Purchase Common Stock of First Michigan Bancorp, Inc. dated April 30, 2010 issued by the Company in favor of the Federal Deposit Insurance Corporation.

2.25        FDIC Warrant Shares means the sum of (a) the number of shares of

Class A Voting Common Stock or Class B Non-Voting Common Stock of the Company issuable pursuant to the FDIC Warrant from time to time (including pursuant to the adjustments pursuant to Section 4 of the FDIC Warrant), plus (b) the number of shares of Class A Voting Common Stock or Class B Non-Voting Common Stock that are issued at any time upon the full or partial exercise of the FDIC Warrant.

4.             Section 4.01 of the Plan is hereby deleted and replaced with the following:

4.01        Shares Issuable.  Shares to be issued under the Plan may be authorized and unissued Shares or issued Shares which have been reacquired by the Company. Except as provided in Section 4.03, the Awards granted to any Participant and to all Participants in the aggregate under the Plan shall be limited so that the sum of the Shares issued or issuable pursuant to such Awards and/or represented by such Awards:

(a)               from the date of this Amendment to the closing of a Contemplated Private Placement, shall be equal to the difference between (i) 4,199,390 Shares (which is equal to ten percent (10%) of the total number of Shares outstanding as of the date of this Amendment, on a fully-diluted basis) minus (ii) the number of FDIC Warrant Shares; and

(b)               upon the closing of each Contemplated Private Placement shall be equal to the difference between (i) ten percent (10%) of the total number of Shares outstanding as of the closing of such Contemplated Private Placement, on a fully-diluted basis, minus (ii) the number of FDIC Warrant Shares.

The FDIC Shares shall not be deemed to be outstanding for purposes of determining the fully-diluted number of Shares outstanding as of any date under this Section 4.01. The actual number of Shares to be issued under the Plan shall be subject to adjustment as provided in Section 4.03 below.

5.             The foregoing amendments shall not apply to Awards granted under the Plan prior to the date hereof, but shall apply to all Awards granted under the Plan after the date hereof.

6.             After the date of this Amendment, all references in the Plan to the “Plan” shall mean the Plan, as amended by this Amendment.  The Plan is hereby amended accordingly.

7.             The Plan and this Amendment, together, set forth the entire agreement and understanding of the parties to them, and supersede all prior agreements, arrangements and communications, whether oral or written, with respect to their subject matter.  Except as modified by this Amendment, the Plan remains unchanged and, as modified, continues in full force and effect.  In the event of any conflict between the terms of the Plan and the terms of this Amendment, the terms of this Amendment shall control.